SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                               _______________

                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




   Date of Report (Date of earliest event reported)  November 2, 2000


                                NISOURCE INC.
   ----------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)



             Delaware               1-16189               35-2108964
   ----------------------------------------------------------------------
   (State or Other Jurisdiction  (Commission       (IRS Employer
     of Incorporation)             File Number)      Identification No.)



   801 E. 86TH AVENUE, MERRILLVILLE, INDIANA                        46410
   ----------------------------------------------------------------------
   (Address of Principal Executive Offices)                    (Zip Code)


   Registrant's telephone number, including area code     (219) 853-5200
                                                       ------------------


   ----------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)







   ITEM 5.   OTHER EVENTS.

        NiSource Inc. issued a press release yesterday regarding the proration with respect to the election of NiSource common stock in connection with NiSource's acquisition of Columbia, which was completed on November 1. The press release is attached as an exhibit.

        The press release also describes the manner in which The Depository Trust Company and Bank One Trust Company, N.A., the Securities Intermediary for the SAILS, will reflect the debt securities of the SAILS, on their records. NiSource SAILS will be issued in connection with the acquisition. The debt securities are reflected on the records of both the Depository Trust Company (DTC) and the Securities Intermediary as Units, each Unit consisting of one debenture, $2.60 stated value. The manner in which DTC and the Securities Intermediary reflect the debentures on their books is not a substantive change in the debt securities, but only a matter of their internal records. In connection with depositing debentures with the Securities Intermediary to recreate SAILS (from Treasury SAILS), or trading debentures when (1) debentures are traded separately from the SAILS, prior to the purchase contract settlement date and (2) after the purchase contract settlement date, instructions to DTC or the Securities Intermediary should refer to the number of Units (debentures) involved, rather than to a principal dollar amount of debentures.


   ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
   EXHIBITS.

   The following exhibit is filed herewith:

   99.1 Press release dated November 2, 2000.







                                  SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NISOURCE INC.
                                      (Registrant)



   Dated: November 3, 2000            By:   /s/ Stephen P. Adik
                                            -------------------------
                                            Name:   Stephen P. Adik
                                            Title:  Vice Chairman







                                EXHIBIT INDEX




   EXHIBIT NUMBER                DESCRIPTION
   --------------                -----------


        99.1           Press release dated November 2, 2000.